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                                  EXHIBIT (23)

                        Consents of Experts -- Consent of
                            Deloitte & Touche L.L.P.


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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-37677 on Form S-8 of Richman Gordman 1/2 Price Stores, Inc. of our reports dated March 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Richman Gordman 1/2 Price Stores, Inc. for the year ended January 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 22, 1998


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